EXHIBIT 4.42


The indebtedness evidenced by this Note and any lien or security interest in connection therewith are subordinate to certain other indebtedness and security interests in accordance with that certain Debt Subordination and Intercreditor Agreement dated as of August 31, 2004 among Addison York Insurance Brokers Ltd., Anthony Clark International Insurance Brokers Ltd., Emmett Lescroart, Al Vinciguerra Ltd., FCC, LLC. Oak Street Funding LLC. and the Kabaker Family Trust of July, 1998, as amended from time to time (the "Intercreditor Agreement").

                                   Credit Note

$3,250,000                                                Dated: August 31, 2004
                                                           Princeton, New Jersey



FOR VALUE RECEIVED, the undersigned ADDISON YORK INSURANCE BROKERS, LTD, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of EMMETT LESCROART ("Lender"), or his assigns, at 475 Wall Street, Princeton, New Jersey, or at such other place as the holder hereof may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000), together with interest on the unpaid principal balance existing from time to time at the per annum rate of Fourteen (14%) percent. Payments hereunder shall be made by wire transfer of funds to Lender's Account as may be provided by Lender in writing to Borrower from time to time. The entire unpaid balance of principal under this Note, and all accrued and unpaid interest thereon, shall be due and payable on September 1, 2008 (the "Loan Maturity Date").

Commencing on the 1st day of September and on the day of each month thereafter to and including the Loan Maturity Date, Borrower shall make payments of interest only on the outstanding principal balance due hereunder.

Lender shall, and is hereby authorized to, record in accordance with its usual practice, the date and amount of advance under this Note and the date and amount of each interest or principal payment hereunder.

This Note is issued pursuant to, is entitled to the benefit of, and is subject to the provisions of, that certain Loan and Security Agreement made between Borrower and Lender and dated simultaneously herewith (as the same may be amended from time to time, the "Agreement"). The Agreement, among other things, contains a description of the collateral securing this Note and provisions for acceleration, late fees and increased interest charges upon a default. In addition the Agreement contains provisions for the payment of portions of the principal prior to the Loan Maturity Date.

Neither the existence of this Note nor the fact that, from time to time, amounts may be outstanding hereunder, shall constitute or be deemed to imply any commitment on the part of Lender to make any one or more additional Loans to Borrower.

Borrower may prepay the principal amount of this Note together with all accrued and unpaid interest thereon at any time and from time to time without notice, penalty or bonus.

If Borrower fails to make the payment of any installment of principal or interest, as provided in the Agreement, within five (5) calendar days after the date due, or upon the occurrence of any other default or Event of Default under the Agreement or this Note, then in any of such events, or at any time thereafter, the entire principal balance of this Note, and all accrued and unpaid interest thereon, irrespective of the Loan Maturity Date specified herein or in the Agreement, together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment or performance hereof and with interest from the date of default on the unpaid principal balance hereof at the rate and on the terms as specified in the Agreement following maturity or a default, shall, at the election of the holder hereof and without relief from valuation and appraisement laws, become immediately due and payable.

Borrower and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive demand, presentment for payment, notice of dishonor, protest and notice of protest and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

Notice of acceptance of this Note is hereby waived. This Note shall be construed according to and governed by the laws of the State of New Jersey.

Borrower, After Consulting Or Having Had The Opportunity To Consult With Counsel, Knowingly, Voluntarily, Intentionally, Irrevocably And Unconditionally Waives Any Right It May Have To A Trial By Jury In Any Litigation Based Upon Or Arising Out Of This Note Or Any Other Loan Document Or Any Of The Transactions Contemplated By This Note Or Any Course Of Conduct, Dealing, Statements, Whether Oral Or Written, Or Actions Of Borrower Or Lender. Borrower Shall Not Seek To Consolidate, By Counterclaim Or Otherwise, Any Action In Which A Jury Trial Has Been Waived With Any Other Action In Which A Jury Trial Cannot Be Or Has Not Been Waived. These Provisions Shall Not Be Deemed To Have Been Modified In Any Respect Or Relinquished By Lender Except By Written Instrument Executed By
Borrower And Lender. This Provision Is A Material Inducement To Lender To Provide The Financing Evidenced By This Note.

In Witness Whereof, Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first written above.

ADDISON YORK INSURANCE BROKERS, LTD.
a Delaware corporation


By: /s/ P. Podorieszach
    ------------------------------
    Primo Podorieszach, CEO

The indebtedness evidenced by this Guarantee and any lien or security interest in connection therewith are subordinate to certain other indebtedness and security interests in accordance with that certain Debt Subordination and Intercreditor Agreement dated as of August 31st, 2004 among Addison York
Insurance Brokers Ltd., Anthony Clark International Insurance Brokers Ltd., Emmett Lescroart, Al Vinciguerra Ltd., FCC, LLC, Oak Street Funding LLC and the Kabaker Family Trust of 1998, as amended from time to time (the "Intercreditor Agreement"). In the event of a conflict between the terms of this Guarantee and the Debt Subordination and Intercreditor Agreement, then the terms of the Debt Subordination and Intercreditor Agreement shall prevail.

                                    GUARANTEE

     This Guarantee and Indemnity made as of August 31st, 2004.


TO:  EMMETT LESCROART (the "Lender")

For valuable consideration, receipt whereof is hereby acknowledged, ANTHONY CLARK INTERNATIONAL INSURANCE BROKERS LTD., a corporation incorporated under the laws of the Province of Alberta (the "Guarantor") hereby irrevocably, absolutely and unconditionally:

(i) guarantees payment to the Lender of the Obligations (as set forth in the Loan Agreement, as that term is defined below) of ADDISON YORK INSURANCE BROKERS LTD., a Delaware corporation (the "Borrower") and its successors and assigns (the "Guaranteed Obligations"); and

(ii) indemnifies and saves harmless the Lender from and against any and all losses, damages, costs, expenses or liabilities suffered or incurred by the Lender resulting or arising from or relating to any failure of the Borrower to pay in full or fully perform the Guaranteed Obligations as and when due, provided that the amount of such indemnification shall not exceed the amount of such Guaranteed Obligations together with any and all other amounts due and owing hereunder from time to time.

And the Guarantor agrees with the Lender as follows:

1. Definitions: "Guarantee" means this guarantee and indemnity. For the purposes of the foregoing and this Guarantee, "Loan Agreement" shall mean the Loan and Security Agreement dated as of August 31st, 2004 between the Borrower and the Lender, as such agreement is amended, restated and replaced from time to time and the Credit Note dated August 31st, 2004.

2. Evidence of Accounts: Any account settled or stated between the Lender and the Borrower shall be accepted by the Guarantor as prima facie evidence that the amount thereby appearing due by the Borrower to the Lender is so due.

3. Waiver of Defenses: The liability of the Guarantor under this Guarantee shall be irrevocable, unconditional and absolute, and, without limiting the generality of the foregoing, the obligations of the Guarantor shall not be released, discharged, limited or otherwise affected by, and the Guarantor hereby waives as against the Lender to the fullest extent permitted by applicable law, any defence relating to:

     (a) any extension, other indulgence, renewal, settlement, discharge, compromise, waiver, subordination or release in respect of any Guaranteed Obligation or otherwise;

     (b) any modification or amendment of or supplement to the Guaranteed Obligations, including any increase or decrease in the principal, the rates of interest or other amounts payable in respect thereof;

     (c) any defence based upon any incapacity, disability or lack or limitation of status or power of the Borrower or the Guarantor or of the directors, officers, employees, partners or agents thereof, or that the Borrower or the Guarantor may not be a legal entity, or any irregularity, defect or informality in the borrowing or obtaining of moneys or credits in respect of the Guaranteed Obligations;

     (d) any change in the existence, structure, constitution, name, control or ownership of the Borrower or the Guarantor or other person, or any insolvency, bankruptcy, amalgamation, merger, reorganization or other similar proceeding affecting the Borrower or the Guarantor or other person or the assets of the Borrower or the Guarantor or of such other person;

     (e) any change in the membership of the Guarantor through the retirement of one or more partners or the introduction of one or more partners or otherwise;

     (f) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Borrower, the Lender or any other person, whether in connection with the Guaranteed Obligations or any unrelated transactions;

     (g) any release or non-perfection or any invalidity, illegality or unenforceability relating to or against the Borrower, the Guarantor or any other person, whether relating to any instrument evidencing the Guaranteed Obligations or any other agreement or instrument relating thereto or any part thereof or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, the Guarantor or any other person of any of the Guaranteed Obligations;

     (h) any limitation, postponement, prohibition, subordination or other restriction on the rights of the Lender to payment of the Guaranteed Obligations or to take any steps in respect thereof;

     (i) any release, substitution or addition of any co-signer, endorser, other guarantor or any other person in respect of the Guaranteed Obligations;

     (j) any defence arising by reason of any failure of the Lender to make any presentment, demand for performance, notice of non-performance, protest, and any other notice, including notice of acceptance of this Guarantee, partial payment or non-payment of all or any part of the Guaranteed Obligations, and the existence, creation, or incurring of new or additional Guaranteed Obligations;

     (k) any defence arising by reason of any failure of the Lender to proceed against the Borrower or any other person, to proceed against, apply or exhaust any security held from the Borrower, the Guarantor or any other person for the Guaranteed Obligations, or to proceed against or to pursue any other remedy in the power of the Lender whatsoever;

     (l) the benefit of any law which provides that the obligation of a guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal obligation or which reduces a guarantor's obligation in proportion to the principal obligations;

     (m) any defence arising by reason of any incapacity, lack of authority, or other defence of the Borrower, the Guarantor or any other person, or by reason of the cessation from any cause whatsoever of the liability of the Borrower, the Guarantor or any other person with respect to all or any part of the Guaranteed Obligations, or by reason of any act or omission of the Lender or others which directly or indirectly results in the discharge or release of the Borrower, the Guarantor or all or any part of the Guaranteed Obligations or any security, or guarantee therefor, whether by operation of law or otherwise;

     (n) any defence arising by reason of any failure by the Lender to obtain, perfect or maintain a perfected (or any) security interest in or lien or encumbrance upon any property of the Borrower, the Guarantor or any other person or by reason of any interest of the Lender in any property, whether as owner thereof or the holder of a security interest therein or lien or encumbrance thereon, being invalidated, voided, declared fraudulent or preferential or otherwise set aside, or by reason of any impairment by the Lender of any right to recourse or collateral;

     (o) any defence arising by reason of the failure of the Lender to marshall any assets;

     (p) any defence based upon any failure of the Lender to give to the Borrower or the Guarantor notice of any sale or other disposition of any property securing any or all of the Guaranteed Obligations or any guarantee thereof, or any defect in any notice that may be given in connection with any sale or other disposition of any such property, or any failure of the Lender to comply with any provision of applicable law in enforcing any security interest in or lien upon any such property, including any failure by the Lender to dispose of any such property in a commercially reasonable manner;

     (q) any dealing whatsoever with the Borrower, the Guarantor or other person or any security, whether negligently or not, or any failure to do so;

     (r) any defence based upon or arising out of any winding up, receivership, bankruptcy, insolvency, reorganization, moratorium, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against the Borrower, the Guarantor, or any other person, including any discharge of, or bar against collecting, any of the Guaranteed Obligations, in or as a result of any such proceeding;

     (s) any reorganization, moratorium, arrangement or compromise of any or all of the obligations of the Borrower or the Guarantor including, without limitation, the Guaranteed Obligations or any transaction including, without limitation, any consolidation, arrangement, transfer, sale, lease or other disposition, whereby all or any part of the undertaking, property and assets of the Borrower or the Guarantor become the property of any other person or persons;

     (t) any extinguishment of all or any of the Guaranteed Obligations for any reason whatsoever (other than the actual satisfaction thereof); or

     (u) any other circumstances which might otherwise constitute a defence available to, or a discharge of the Guarantor, any other act or omission to act or delay of any kind by the Borrower, the Lender, the Guarantor or any other person or any other circumstance whatsoever, whether similar or dissimilar to the foregoing, which might, but for the provisions of this Section 3, constitute a legal or equitable discharge, limitation or reduction of the obligations of the Guarantor hereunder (other than the payment or satisfaction in full of all of the Guaranteed Obligations).

     The foregoing provisions apply (and the foregoing waivers shall be effective) even if the effect is to destroy or diminish the Guarantor's subrogation rights, the Guarantor's right to proceed against the Borrower for reimbursement, the Guarantor's right to recover contribution from any other guarantor or any other right or remedy.

4. No Waiver: No delay on the part of the Lender in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. No amendment or waiver of any of the rights of the Lender hereunder shall be deemed to be made by the Lender unless the same shall be in writing, duly signed by the Lender and each such waiver, if any, shall apply only with respect to the specific instance involved and for the specific purpose for which given, and shall in no way impair the rights or liabilities of the Lender or the Guarantor hereunder in any other respect at any other time.

5. Deemed Existence: If at any time, all or any part of any payment previously applied by the Lender to any Guaranteed Obligation is or must be rescinded or returned by the Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of the Borrower), such Guaranteed Obligation shall, for the purpose of this Guarantee, to the extent that such payment is rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Guaranteed Obligation, all as though such application by the Lender had not been made.

6. Other Securities: This Guarantee is in addition to and not in substitution for any other guarantee or any other securities by whomsoever given at any time held by the Lender for any present or future Guaranteed Obligations and the Lender shall at all times have the right to proceed against or realize upon all or any portion of any other guarantees or securities or any other money or assets to which the Lender may become entitled or have a claim in such order and in such manner as the Lender in its sole and unfettered discretion may deem fit.

7. Continuing Guarantee: This Guarantee is a continuing guarantee and shall remain in full force and effect in accordance with its terms until payment in full of all amounts payable under this Guarantee and shall be binding upon the Guarantor, its successors and permitted assigns.

8. Enforcement of Guarantee: The obligations of the Guarantor under this Guarantee shall be enforceable by the Lender upon demand by the Lender for payment of the Guaranteed Obligations without the necessity of any action or recourse whatsoever against the Borrower, any security or any other guarantor. Any amount payable by the Guarantor under this Guarantee will bear interest from the date of demand hereunder until payment in full at a rate per annum, compounded monthly, equal to the default rate of interest provided for under the Loan Agreement.

9. Subrogation: This Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Lender, and all dividends, compensations, proceeds of security valued and payments received by the Lender from the Borrower, the Guarantor or from others or from any estate shall be regarded for all purposes as payments in gross without right on the part of any

     Guarantor to claim in reduction of the liability under this Guarantee the benefit of any such dividends, compositions, proceeds or payments or any securities held by the Lender or proceeds thereof, and the Guarantor shall not have any right to be subrogated in any rights of the Lender until the Lender shall have received full, final and indefeasible payment of the Guaranteed Obligations.

10. Guarantee of Payment and Performance: This Guarantee is a guarantee of payment and performance and not of collection and is in addition and without prejudice to any securities of any kind now or hereafter held by the Lender.

11. Costs: The Guarantor shall reimburse the Lender for all costs and expenses (including the fees and disbursements of its counsel on a solicitor and client basis) incurred by the Lender in collecting or compromising any of the Guaranteed Obligations and in enforcing this Guarantee or any other guarantee of the Guaranteed Obligations, and the term "Guaranteed Obligations" herein shall include all such expenses.

12. Payment: All payments hereunder with respect to any Guaranteed Obligations shall be made to the Lender at such bank, branch, office or agency of the Lender as the Lender shall designate from time to time by notice in writing to the Guarantor.

13. Payment on Stay: If the Borrower or the Guarantor is prevented from making payment of any of the Guaranteed Obligations when it would otherwise be required to do so, or the Lender is prevented from demanding payment of the Guaranteed Obligations because of a stay or other judicial proceeding or any other legal impediment, all Guaranteed Obligations or other amounts otherwise subject to demand, acceleration or payment shall be payable by the Guarantor as provided for hereunder.

14. Waiver of Notice: The Guarantor waives all notices which may be required by any statute, rule of law, contract or otherwise to preserve any rights to the Lender against the Guarantor.

15. Taxes: Any and all payments by the Guarantor hereunder shall be made free and clear of and without deduction for any and all present and future taxes, liens, imposts, stamp taxes, deductions, charges or withholdings, and all liabilities with respect thereto and any interest, additions to tax and penalties imposed with respect thereto ("Taxes", which term shall exclude, with respect to the Lender, taxes, other than withholdings, on income or capital and franchise taxes imposed by, and payable by the Lender directly to, the applicable federal taxation authority). If the Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender:

     (a) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 16) the Lender receives an amount equal to the sum it would have received had no such deductions been made; and

     (b) the Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and promptly provide evidence thereof to the Lender.

16. Governing Law: This Guarantee shall be governed by the laws of the Province of Alberta and the laws of Canada applicable therein.

17. Severability: If any provision of this Guarantee shall be invalid, illegal or unenforceable in any respect or in any jurisdiction, it shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or the validity, legality or enforceability of any other provision of this Guarantee.

18. Notices: Any demand, notice or communication to be made or given hereunder shall be in writing and may be made or given by personal delivery or by transmittal by telex, telecopy, rapifax or other electronic means of communication addressed to the respective parties as follows:

     (a)  the Guarantor at:         10333 Southport Road, Suite 355,
                                    Calgary,  Alberta, T2W 3X6

                                    Attention:  Primo Podorieszach

                                    Fax:  (403) 225-5745

          the Lender at:            475 Wall Street, Princeton, New Jersey 08540

                                    Fax:  (609) 683-5350

     or to such other address or telex number, telecopy number or rapifax number as any party may from time to time notify the other in accordance with this
     Section 17. Any demand, notice or communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, or, if made or given by telex or other electronic means of communication, on the first Business Day following the transmittal thereof.

19. Amendment: No amendment or any change to, or waiver of, any provision of this Guarantee shall be effective unless in writing and signed by the Lender.

20. Judgment Currency: If for the purpose of obtaining judgment in any court or for the purpose of determining, pursuant to the obligations of the undersigned, the amounts owing hereunder, it is necessary to convert an amount due hereunder in the currency in which it is due (the "Original Currency") into another currency (the "Second Currency"), the rate of exchange applied shall be that at which, in accordance with normal banking procedures, the Lender could purchase, in The New York Foreign Exchange Market, the Original Currency with the Second Currency on the date two (2) Business Days preceding that on which judgment is given or any other payment is due hereunder. The undersigned and each of them agrees that its obligation in respect of any Original Currency due from it to the Lender hereunder shall, notwithstanding any judgment or payment in such other currency, be discharged only to the extent that, on the Business Day following the date the Lender receives payment of any sum so adjudged or owing to be due hereunder in the Second Currency the Lender may, in accordance with normal banking procedures, purchase, in The New York Foreign Exchange Market the Original Currency with the amount of the Second Currency so paid; and if the amount of the Original Currency so purchased or could have been so purchased is less than the amount originally due in the Original Currency, the undersigned and each of them agrees as a separate obligation and notwithstanding any such payment or judgment to indemnify the Lender against such loss. The term "rate of exchange" in this
     Section 21 means the spot rate at which the Lender, in accordance with normal practices is able on the relevant date to purchase the Original Currency with the Second Currency and includes any premium and costs of exchange payable in connection with such purchase. Any additional amount due from the Guarantor under this Section 21 will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Guarantee.

20. Intercreditor Agreement Paramount: The terms and conditions of this Agreement and the rights of the Lender hereunder are subject to the terms and conditions of the Intercreditor Agreement. In the event any provisions of this Agreement contradict or are otherwise incapable of being construed in conjunction with the provisions of the Intercreditor Agreement, then the provisions of the Intercreditor Agreement shall take precedence over those contained in this Agreement.

21. Assignment: The Guarantor shall not assign any of its obligations under this Guarantee without the prior written consent of the Lender.

22. Enurement: This Guarantee shall enure to the benefit of the Lender and its successors and assigns and shall be binding on the Guarantor and its successors and permitted assigns.


     IN WITNESS WHEREOF the Guarantor has caused this Guarantee to be signed by their respective proper officers duly authorized in that behalf as of August 31, 2004.

                                        ANTHONY CLARK INTERNATIONAL
                                        INSURANCE BROKERS LTD.


                                        Per:  /s/ Tony Consalvo
                                              ----------------------------------
                                        Name: Tony Consalvo
                                        Title: Chief Operating Officer




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